Exhibit 99.2

Reviva Announces Pricing of $18.0 Million Public Offering of Common Stock and Warrants

CUPERTINO, Calif., December 16, 2024 — Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today announced the pricing of an underwritten public offering of 12,000,000 shares of common stock together with series A warrants to purchase up to 6,000,000 shares of common stock and series B warrants to purchase up to 12,000,000 shares of common stock. Each share of common stock was sold together with (i) a series A warrant to purchase 0.5 of a share of common stock, and (ii) a series B warrant to purchase one share of common stock, at a combined public offering price of $1.50 per share of common stock and accompanying series A and B warrants. The series A warrants are exercisable immediately upon issuance at an exercise price of $1.50 per whole share and will expire six months from the date of issuance. The series B warrants are exercisable immediately upon issuance at an exercise price of $1.50 per share and will expire five years from the date of issuance. The offering is expected to close on or about December 18, 2024, subject to customary closing conditions.

Citizens JMP is acting as the sole bookrunner for the public offering.

Reviva expects to receive aggregate gross proceeds from the public offering of approximately $18.0 million, excluding underwriting discounts and commissions and other offering-related expenses. Reviva intends to use the net proceeds from the offering to fund research and development activities and for working capital and other general corporate purposes.

The securities in the public offering are being offered pursuant to a prospectus supplement and an accompanying base prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-262348), which was previously filed with the Securities and Exchange Commission (“SEC”) on January 26, 2022 and became effective on February 2, 2022. A preliminary prospectus supplement and accompanying base prospectus relating to the public offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement relating to the public offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying base prospectus may be obtained for free by contacting Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, by email at syndicate@jmpsecurities.com or by telephone at (415) 835-8985.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with the satisfaction of customary closing conditions related to the offering and uncertainties related to the use of proceeds from the offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s prospectus supplement to be filed with the SEC, and the documents incorporated by reference therein, including the Company’s Form 10-K for the year ended December 31, 2023 and Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Contact: Reviva Pharmaceuticals Holdings, Inc. Laxminarayan Bhat, PhD www.revivapharma.com

Investor Relations Contact: LifeSci Advisors, LLC Bruce Mackle bmackle@lifesciadvisors.com

Media Contact: Kristin Politi kpoliti@lifescicomms.com (646) 876-4783